UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

IMCLONE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street
New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

 (Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 22, 2008, ImClone Systems Incorporated (the “Company”) announced that it had reached agreement with the U.S. Food and Drug Administration (“FDA”) under a Special Protocol Assessment (“SPA”) for its planned Phase III clinical trial of the Company’s anti-vascular endothelial growth factor receptor-2 (VEGFR-2) monoclonal antibody IMC-1121B in women with metastatic breast cancer. The SPA is a written agreement between the trial's sponsor and the FDA regarding the design and size of the Phase III trial to be used in generating the primary clinical data necessary to support approval of an efficacy claim in conjunction with the submission of a new drug application (NDA) or biologics licensing application (BLA).

The text of the related press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of ImClone Systems Incorporated dated April 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED (Registrant)

Dated: April 23, 2008	By:	/s/ Gregory T. Mayes
Gregory T. Mayes
Vice President and Interim General Counsel